10.3 Distribution Agreement between The Hartcourt Companies, Inc. and Enova Holdings, Inc.

                             DISTRIBUTION AGREEMENT



         THIS DISTRIBUTION AGREEMENT, dated March 24, 1999, is by and between The Hartcourt Companies Inc., a Utah corporation ("Hartcourt") and Enova Holdings Inc., a Nevada corporation ("Enova"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in paragraph 1 hereof.

         WHEREAS, the Board of Directors of Hartcourt has determined that it is in the best interests of Hartcourt and its shareholders to separate Hartcourt's existing subsidiaries into an independent business;

         WHEREAS, the Board of Directors of Hartcourt has determined that Hartcourt will distribute to its shareholders all of the capital stock of Enova held directly or indirectly by Hartcourt, subject to the terms and conditions set forth herein;

         WHEREAS, the Enova Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Code;

         WHEREAS,   it  is  appropriate  and  desirable  to  set  forth  certain agreements that will govern certain matters relating to the Enova Distribution and the relationship of Hartcourt and Enova following the Enova Distribution;

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.       Definitions

         For the purpose of this Agreement the following terms shall have the following meanings:

          1.1 "Agent" means the distribution agent to be appointed by Hartcourt to distribute the shares of Enova stock held by Hartcourt pursuant to the Enova Distribution.

          1.2 "Agreement" means this Distribution Agreement, including all of the Schedules hereto.

          1.3  "Code" means the Internal Revenue Code of 1986, as amended.

          1.4  "Commission" means the Securities and Exchange Commission.

          1.5 "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

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          1.6  "Exchange  Act" means the  Securities  Exchange  Act of 1934,  as amended, together with the rules and regulations promulgated thereunder.

          1.7  "Enova" means Enova Holdings Inc., a Nevada corporation.

          1.8 "Enova Common Stock" means the Common Stock, par value $.001 per share, of Enova.

          1.9 "Enova Class A Warrant" means the Class A Warrant that grants the holder the right to acquire one share of Enova Common Stock at a purchase price of $4.00 per share.

          1.10 "Enova Preferred Stock" means the Preferred Stock, Series D, par value $.001 per share, of Enova.

          1.11 "Enova Stock" means collectively the Enova Common Stock and the Enova Preferred Stock.

          1.12 "Enova Distribution" means the distribution by Hartcourt on a pro rata basis to holders of Hartcourt Stock of all of the outstanding shares of Enova Stock owned by Hartcourt on the Enova Distribution Date as set forth in paragraph 2 of this Agreement.

          1.13 "Enova Distribution Date" means the date determined pursuant to paragraph 2.3 of this Agreement on which the Enova Distribution occurs.

          1.14 "Enova Form 10-SB" means the Registration Statement on Form 10-SB to be filed by Enova with the Commission in connection with the Enova Distribution.

          1.15 "Enova Information Statement" means the Information Statement constituting a part of the Enova Form 10, which will be mailed to Hartcourt shareholders in connection with the Enova Distribution.

          1.16 "Enova Record Date" means the time at which the transfer agents for the Hartcourt Stock close the transfer records for Hartcourt Stock on the date to be determined by the Hartcourt Board of Directors as the record date for determining shareholders of Hartcourt entitled to receive the special dividend of shares of Enova Stock in the Enova Distribution.

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          1.17 "Enova Ancillary  Agreement" means any written  agreement between
               Hartcourt and Enova executed in furtherance of the transactions contemplated herein.

          1.18 "Hartcourt"   means  The   Hartcourt   Companies   Inc.,  a  Utah
               corporation.

          1.19 "Hartcourt Common Stock" means the Common Stock, $.01 par value per share, of Hartcourt.

          1.20 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

2.0      The Distribution

          2.1 The Distribution. Subject to paragraph 2.3 hereof, on or prior to the Enova Distribution Date, Hartcourt will deliver to the Agent for the benefit of holders of record of Hartcourt Stock on the Enova Record Date, stock certificates representing all of the outstanding shares of Enova Stock then beneficially owned by Hartcourt, and shall cause the transfer agent for the shares of Hartcourt Stock to instruct the Agent on the Enova Distribution Date to distribute the appropriate number of such shares of Enova Stock to each such holder of Hartcourt Stock or designated transferee or transferees of such holder

               Subject to paragraph 2.4, each holder of Hartcourt Stock on the Enova Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Enova Distribution a number of shares of Enova Stock equal to the number of shares of Hartcourt Stock held by such holder on the Enova Record date divided by four (4).

               Each of Enova and Hartcourt, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Enova Distribution on the terms contemplated hereby.

          2.2. Actions Prior to The Enova Distribution. Hartcourt and Enova shall prepare and mail, prior to the Enova Distribution Date, to the holders of Hartcourt Common Stock, the Enova Information Statement, which shall set forth appropriate disclosure concerning Enova, the Enova Distribution and such other matters as Hartcourt and Enova may determine. Within a reasonable period of time following the Enova Distribution Date Hartcourt and Enova shall prepare, and Enova shall file with the Commission, the Enova Form 10-SB, which shall include or incorporate by reference the Enova Information Statement. Enova shall use its reasonable best efforts to cause the Enova Form 10-SB to be declared effective under the Exchange Act as soon as practicable following the filing thereof. In this regard:

                           (a) Hartcourt and Enova shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Enova Distribution.

                           (b) Enova shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Enova Common stock to be distributed in the Enova Distribution on a mutually agreeable stock exchange or on the Nasdaq Electronic Bulletin Board system.

          2.3. Conditions to The Enova Distribution. The Hartcourt Board shall have the sole discretion to determine the Enova Record Date and the Enova Distribution Date, and all appropriate procedures in connection with the Enova Distribution, provided that the Enova Distribution shall not occur prior to such time as each of the following conditions shall have been satisfied or shall have been waived by the Hartcourt Board in its sole discretion:

                           (a) A private letter ruling from the Internal Revenue Service or written opinion from qualified tax counsel shall have been obtained, and shall continue in effect, to the effect that, among other things, the Enova Distribution will qualify as a tax-free distribution for federal income tax purposes under
                           Section 355 of the Code, and such ruling or opinion shall be in form and substance satisfactory to Hartcourt in its sole discretion;

                           (b) Any material Governmental approvals and consents necessary to consummate the Enova Distribution shall have been obtained and he in full force and effect;

                           (c) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Enova Distribution shall be in effect and no other event shall have occurred or failed to occur that prevents the consummation of the Enova Distribution;

                           (d) The Hartcourt Board shall have formally approved the Distribution; provided that the satisfaction of such conditions shall not create any obligation on the part of Hartcourt, Enova or any other person to effect or to seek to effect the Enova Distribution or in any way limit Hartcourt's right to terminate this Agreement as set forth in paragraph 7.1 or alter the consequences of any such termination from those specified in paragraph 7.2.

          2.4. Fractional Shares. No certificates representing fractional shares of Enova Common Stock will be distributed to holders of Hartcourt Common Stock in the Enova Distribution. Holders that receive certificates in the Enova Distribution and holders that would otherwise receive less than one whole share of Enova Common Stock in the Enova Distribution will receive one whole share in lieu of such fractional shares as contemplated hereby.

3.   Certain Agreements Relating to The Enova Distribution

          3.1. Enova Ancillary Agreements. Effective as of the date hereof, each of Hartcourt and Enova are executing and delivering each of the Enova Ancillary Agreements.

          3.2. The Enova Board. Enova and Hartcourt shall take all actions which may be required to elect or otherwise appoint as directors of Enova, on or prior to the Enova Distribution Date, the persons so named shall also be directors in the Enova Form 10-SB and shall constitute the Board of Directors of Enova on the Enova Distribution Date.

          3.3. Enova Charter, Bylaws And Warrants. Prior to the Enova Distribution Date, (a) Hartcourt shall cause Articles of
               Amendment and Restatement of Enova, substantially in the form filed with the Enova Form 10-SB, to be filed for record with the Nevada Secretary of State and to be in effect on the Enova Distribution Date, and (b) the Board of Directors of Enova shall amend the Bylaws of Enova so that the Enova Bylaws are substantially in the form filed with the Enova Form 10-SB. Prior to the Enova Record Date, the Board of Directors of Enova shall declare a dividend of the Class A Warrants so that each share of Enova Common Stock issued and outstanding on the Enova Distribution Date shall initially have one Class A Warrant attached thereto.

4.       Mutual Releases; Indemnification

          4.1. Release of Pre-Closing Claims.

               (a) Release by Enova. It is the intent of each of Hartcourt and Enova by virtue of the provisions of this paragraph 4.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Enova Distribution Date, between or among Enova, on the one hand, and Hartcourt, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Enova Distribution Date as follows: Enova does hereby, for itself and successors and assigns, and all Persons who at any time prior to the Enova Distribution Date have been shareholders, directors, officers, agents or employees of Enova (in each case, in their respective capacities as such), remise, release and forever discharge Hartcourt, its respective Affiliates, successors and assigns, and all Persons who at any time prior to the Enova Distribution Date have been shareholders, directors, officers, agents or employees of Hartcourt (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Enova Distribution Date, including in connection with the actions or decisions taken or omitted to be taken in connection with the Enova Distribution

               (b) Release by Hartcourt. Effective as of the Enova Distribution Date, Hartcourt does hereby, for itself and its successors and assigns, and all Persons who at any time prior to the Enova Distribution Date have been shareholders, directors, officers, agents or employees of Hartcourt (in each case, in their respective capacities as such), remiss, release and forever discharge Enova, its successors and assigns, and all Persons who at any time prior to the Enova Distribution Date have been shareholders, directors, officers, agents or employees of Enova (in each case, in their respective capacities as such~, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Enova Distribution Date.

          4.2. Indemnification by Enova. Enova shall indemnify, defend and hold harmless Hartcourt, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing ~collectively, the "Hartcourt Indemnities"), from and against any and all Liabilities of the Hartcourt Indemnities relating to, arising out of or resulting from any of the following items (without duplication), in each case whether arising before, on or after the Enova Distribution
               Date:

               (a) The failure of Enova or any other Person to pay, perform or otherwise promptly discharge any Liabilities of any member of Enova in accordance with their respective terms, whether prior to or after the Enova Distribution Date or the date hereof (including any Liabilities assumed or retained by Enova);

          4.3. Indemnification by Hartcourt. Hartcourt shall indemnify, defend and hold harmless Enova, each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Enova Indemnities"), from and against any and all Liabilities of the Enova Indemnities relating to, arising out of or resulting from any of the following items (without duplication), in each case whether arising before, on or after the Enova Distribution Date:

               (a) The failure of Hartcourt or any other Person to pay, perform or otherwise promptly discharge any Liabilities of Hartcourt whether prior to or after the Enova Distribution Date or the date hereof (including any Liabilities assumed or retained by Hartcourt);

          4.4. Survival of Indemnities. The rights and obligations of each of Hartcourt and Enova and their respective Indemnities under this paragraph 4 shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

5.   Interim Operations And Certain Other Matters

          5.1. Certain Tax Matters. Unless otherwise agreed to in writing in any Ancillary Agreement, Hartcourt and Enova shall each be responsible for any taxes incurred, accrued or owed through the Enova Distribution Date. Following the Enova Distribution Date, Hartcourt and Enova, as separate entities, shall be responsible for their respective tax obligations.

          5.2. Agreement For Exchange of Information; Archives. Hartcourt and Enova each agrees that (a) Enova shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable Hartcourt to satisfy its respective reporting, accounting, audit and other obligations, and (b) Enova shall provide, or cause to be provided, to Hartcourt in such form as Hartcourt shall request, at no charge to Hartcourt, all financial and other data and information as Hartcourt determines necessary or advisable in order to prepare Hartcourt financial statements and reports or filings with any Governmental Authority.

          5.3. Insurance Matters. All rights of Enova under Enova Policies as of the Enova Distribution Date shall survive the Enova Distribution Date in accordance with their respective terms as of such date.

               Enova does hereby agree that Hartcourt shall not have any Liability whatsoever as a result of the insurance policies and practices of Hartcourt and its Affiliates as in effect at any time prior to the Enova Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise. In no event shall Hartcourt have liability or obligation whatsoever to Enova in the event that any Enova Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of Enova for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

6.   Further Assurances And Additional Covenants

          6.1. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Enova Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Enova Ancillary Agreements.

               Without limiting the foregoing, prior to, on and after the Enova Distribution Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Enova Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Enova Ancillary Agreements and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

               Hartcourt and Enova, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Liabilities of Enova or Liabilities that relate to Enova, or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any such case, Enova will be solely responsible for such Liabilities; provided, however, that neither Hartcourt nor Enova shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions, amendments and releases are requested.

               If Hartcourt or Enova is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, Hartcourt shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Enova shall, as agent or subcontractor for Hartcourt, pay, perform and discharge fully all the obligations or other Liabilities of Hartcourt thereunder from and after the date hereof. Enova shall indemnify each Hartcourt Indemnities, and hold each of them harmless against any Liabilities arising in connection therewith.

               The parties hereto agree to take any reasonable actions necessary in order for the Enova Distribution to qualify as a tax-free distribution pursuant to Section 355 of the code.

          6.2. Qualification as Tax-free Distribution. After the Enova Distribution date, Hartcourt or Enova shall not take any action which could reasonably be expected to prevent the Enova Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free from failing so to qualify.

               After the Enova Distribution Date, Enova shall not take any action or enter into any transaction which could reasonably be expected to materially adversely impact the reasonably expected tax consequences to Hartcourt which are known to Enova of any transaction contemplated by this Agreement.

7.   Termination

          7.1. Termination. This Agreement may be terminated at any time prior to the Enova Distribution Date by Hartcourt.

          7.2. Effect of Termination. In the event of any termination of this Agreement, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

8.   Miscellaneous

          8.1. Counterparts; Entire Agreement; Corporate Power. This Agreement and each Enova Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

               This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

               Hartcourt represents on behalf of itself and Enova represents on behalf of itself as follows:

               (a)  each  has  the  requisite   corporate  or  other  power  and
                    authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Enova Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

               (b) this Agreement and each Enova Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

               Notwithstanding any provision of this Agreement or any Enova Ancillary Agreement, Hartcourt shall not be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders, if any.

          8.2. Governing Law. This Agreement and, unless expressly provided therein, each Enova Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of California.

          8.3. Assign  Ability.  Except  as set  forth  in any  Enova  Ancillary
               Agreement, this Agreement and each Enova Ancillary Agreement 5hail be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Enova Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

          8.4. Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any Hartcourt Indemnities or Enova Indemnities in their respective capacities as such, (a) the provisions of this Agreement and each Enova Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights at remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Enova Ancillary Agreement and neither this Agreement nor any Enova Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Enova Ancillary Agreement.

          8.5. Notices. All notices or other communications under this Agreement or any Enova Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                  If to Hartcourt, to:      The Hartcourt Companies Inc.
                                            c/o Dr. Alan Phan
                                            2049 Century Park East
                                            Los Angeles, California 90067
                                            Telephone:        (310) 788-2634
                                            Facsimile:        (310) 553-1338

                  If to Enova, to:          Enova Holdings Inc.
                                            4695 MacArthur Court, Suite 530
                                            Newport Beach, CA 92660
                                            Telephone:        (949) 833-2094
                                            Facsimile:        (949) 833-7854

          8.6. Severability. If any provision of this Agreement or any Enova Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

          8.7. Force Majeure. No party shall be deemed in default of this Agreement or any Enova Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Enova Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

          8.8. Publicity. Prior to the Enova Distribution Date, each of Enova and Hartcourt shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Enova Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

          8.9. Expenses. Except as expressly set forth in this Agreement or in any Enova Ancillary Agreement, whether or not the Enova Distribution is consummated, all third party fees, costs and expenses paid or incurred prior to the Enova Distribution Date in connection with the Enova Distribution will be paid by Hartcourt; provided however that Enova shall consult with Hartcourt prior to incurring any such third party obligations.

          8.10.Headings.  The paragraph and paragraph headings contained in this
               Agreement and in the Enova Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Enova Ancillary Agreement.

          8.11.Survival of Covenants. Except as expressly set forth in any Enova Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Enova Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive the Enova Distribution and shall remain in full force and effect following the consummation of the Enova Distribution.

          8.12.Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement or any Enova Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

          8.13.Amendments.   No  provisions  of  this  Agreement  or  any  Enova
               Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

          IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Distribution
Agreement to be executed by their duly authorized representatives.

                                        "Hartcourt"
                                        The Hartcourt Companies Inc.

                                        By:  /s/  Alan Phan
                                             ---------------------------------
                                        Name:     Dr. Alan Phan
                                        Title:    President

                                        "Enova"
                                        Enova Holdings Inc.

                                        By:  /s/  JL Lawver
                                             ---------------------------------
                                        Name:     JL Lawver
                                        Title:    President